United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2008

Langer, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-12991	11-2239561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

450 Commack Road, Deer Park, New York	11729-4510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 631-667-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 8, 2008, Ms. Kathleen P. Bloch was appointed as the Chief Operating Officer of Langer, Inc. (the “Registrant,” “we,” “our” and “us”).

Since September 4, 2007, Ms. Bloch has served, and will continue to serve, as the Registrant’s Chief Financial Officer, Vice President and Secretary. Prior to joining the Registrant in September 2007, Ms. Bloch, age 53, was employed by The Silverman Group, of Short Hills, New Jersey, from January 2007 until September 2007. For 10 years prior thereto, she was employed by Silver Line Building Products Corporation, a leading, privately held manufacturer of vinyl windows. She served as Chief Financial Officer from 1999 until 2006, when the company was acquired by Andersen Corporation, a leading manufacturer of windows. Ms. Bloch received a Master of Business Administration in 1990 from LaSalle University, Philadelphia, Pennsylvania, and a Bachelor of Science in Accounting in 1978.

Ms. Bloch will continue to be compensated pursuant to the terms of her existing employment agreement with the Registrant, dated July 26, 2007, the terms of which are described in the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2007 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 14, 2008	Langer, Inc.

	By:	/s/ W. Gray Hudkins
W. Gray Hudkins, President and Chief Executive Officer